EXHIBIT 10.1a



             AGREEMENT TO VOID, CANCEL AND TERMINATE SHARE AND EXCHANGE
                         AGREEMENT DATED FEBRUARY 1, 2005


     THIS AGREEMENT made and entered into this 31st day of March, 2005, by and between Pegasus Wireless Corp, a Colorado corporation (the "Company"), and United Service Attendants, Inc., a Florida corporation ("USAI").

     In consideration of the mutual promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, it is agreed by and between the parties as follows:

1. USAI and the Company have agreed that there was a failure of consideration on the part of one (1) or both of the parties to the Share and Exchange Agreement between the Company and USAI dated February 1, 2005 (the "Agreement"). It is therefore in the best interest of both parties to void, cancel and terminate the Agreement and to release any claims USAI has against the Company as well as any claims that the Company has against USAI in consideration of such release; and

2. USAI does hereby release and discharge the Company from any and all obligations under the Agreement dated February 1, 2005 in consideration of the Company voiding, canceling and terminating said agreement effective as of February 1, 2005, thereby restoring the parties to their original positions and the Agreement is hereby declared null and void ab initio and is otherwise cancelled and terminated; and

3. The Company does hereby release and discharge USAI from any and all obligations under the Agreement in consideration of USAI voiding, canceling and terminating said agreement effective as of February 1, 2005, thereby restoring the parties to their original positions and the Agreement is hereby declared null and void ab initio and is otherwise cancelled and terminated; and

4. Both parties shall cause the appropriate notice filing to be made with the Securities and Exchange Commission ("SEC") on Form 8-K or such other form as may be appropriate immediately upon execution of this agreement or within the time allotted by the SEC for such filings fully disclosing the foregoing transaction and the Company shall also assume responsibility for all SEC filings from the date of execution of this agreement forward; and

     This Agreement shall be governed by the laws of the State of California.

     The signature of each of the parties hereto constitutes their consent to all of the foregoing.


United Service Attendant, Inc.          Pegasus Wireless Corp.


By: /s/ Stephen Durland                 By: /s/ Stephen Durland
--------------------------------        --------------------------------
Stephen Durland, CFO                    Stephen Durland, CFO